EXHIBIT 4

                      Form of Certificate for Common Stock


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                             RIVERVIEW BANCORP, INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF WASHINGTON

COMMON STOCK                                                      CUSIP
                                                              See Reverse For
                                                            Certain Definitions


THIS CERTIFIES THAT




is the owner of

 FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE,
OF

Riverview Bancorp, Inc., a stock corporation incorporated under the laws of the State of Washington. The shares represented by this Certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof or by his duly authorized attorney or legal representative upon the surrender of this Certificate properly endorsed. Such shares are non-withdrawable and not insurable. Such shares are not insured by the Federal government. The Articles and shares represented hereby are issued and shall be held subject to all provisions of the Articles of Incorporation and Bylaws of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof, assents.

     IN WITNESS WHEREOF, Riverview Bancorp, Inc. has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.





     CORPORATE SECRETARY                                    PRESIDENT



                                                          TRANSFER AGENT



                                     [SEAL]


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                             Riverview Bancorp, Inc.

     The shares represented by this Certificate are issued subject to all the provisions of the Articles of Incorporation and Bylaws of Riverview Bancorp, Inc. ("Corporation") as from time to time amended (copies of which are on file with the Transfer Agent and at the principal executive offices of the Corporation).

     The shares represented by this Certificate are subject to a limitation contained in the Articles of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the "Limit") be entitled or permitted to vote in respect of the shares held in excess of the Limit, unless a majority of the whole Board of Directors, as defined, shall have by resolution granted in advance such entitlement or permission.

     The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

     The shares represented by this Certificate may not be cumulatively voted on any matter. The affirmative vote of the holders of at least 80% of the voting stock of the Corporation, voting together as a single class, shall be required to approve certain business combinations and other transactions, pursuant to the Articles of Incorporation, or to amend certain provisions of the Articles of Incorporation.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as through they were written out in full according to applicable laws or regulations.

      TEN COM                   -as tenants in common
      TEN ENT                   -as tenants by the entireties
      JT TEN                    -as joint tenants with right of survivorship and
                                 not as tenants in common
      UNIF GIFT MIN ACT         -_______Custodian _______ under Uniform Gifts
                                 (Cust)          (Minor)
                                 to Minors Act _________
                                                (State)

     Additional abbreviations may also be used though not in the above list

     For  value  received,   ___________________________________________  hereby
sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

________________________________________________________________________________

________________________________________________________________________________
     Please print or typewrite name and address, including postal zip code, of assignee

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
shares of the Common Stock evidenced by this Certificate, and do hereby irrevocably constitute and appoint ___________________________________________
Attorney, to transfer the said shares on the books of the within named Corporation, with full power of substitution.

Dated _________________
                                           _____________________________________
                                                        Signature

                                           _____________________________________
                                                        Signature

                                           NOTICE:   The   signature   to   this
                                           assignment  must  correspond with the
                                           name as written  upon the face of the
                                           Certificate   in  every   particular,
                                           without  alteration or enlargement or
                                           any change whatever.